THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
LINCOLN LIFE VARIABLE ANNUITY ACCOUNT N

Lincoln Level Advantage® B Share
Lincoln Level Advantage® Advisory
Lincoln Level Advantage® Select B-Share
Lincoln Level Advantage® Design B-Share
Lincoln Level Advantage® Design Advisory
Lincoln Level Advantage® Access

Supplement dated January 22, 2021 to the Prospectus

This supplement to your Lincoln Level Advantage® variable and index-linked annuity prospectus describes the addition of new investment options. It is for informational purposes and requires no action on your part. All other provisions of your prospectus not discussed in this supplement remain unchanged.
The following Indexed Accounts will be available for new contracts purchased on and after February 22, 2021, subject to state availability:
1-Year Performance Cap Indexed Account with Protection Level
•	S&P 500® Cap, 15% Protection

1-Year Performance Trigger Rate Indexed Account with Protection Level
•	S&P 500® Performance Trigger, 15% Protection

Please retain this supplement for future reference.